Exhibit 99.1
Quest Diagnostics Contacts:
Dan Haemmerle (Investors): 973-520-2900
Wendy Bost (Media): 973-520-2800

Quest Diagnostics Completes Acquisition of Solstas Lab Partners
and Raises 2014 Financial Guidance

Full Year 2014 Revenues Expected to Grow 2% - 4% Compared to 2013

Full Year Adjusted Earnings Per Diluted Share to be Between $3.95 and $4.15

MADISON, N.J., March 10, 2014 -- Quest Diagnostics (NYSE: DGX), the world's leading provider of diagnostic information services, announced today that it has completed the previously announced acquisition of Solstas Lab Partners Group and its subsidiaries (Solstas), a full-service commercial laboratory company based in Greensboro, North Carolina. The combination of Solstas with Quest Diagnostics will give patients and healthcare providers in the Southeastern United States, where Solstas operates in nine states, including the Carolinas, Virginia, Tennessee, Georgia and Alabama, greater access to innovative and cost-effective diagnostic information services.

2014 Guidance Updated
In conjunction with the completion of the Solstas transaction, Quest Diagnostics is raising its full-year 2014 financial guidance for results from continuing operations, excluding special items:

•	Full year 2014 revenues are expected to increase 2% to 4% over the full year 2013, versus the prior guidance of flat to down 2%.

•	Adjusted earnings per diluted share are expected to be between $3.95 and $4.15, versus the prior guidance of between $3.90 and $4.10.

Updated guidance for the full year 2014 reflects unseasonably harsh winter weather conditions during February, which have negatively impacted Quest Diagnostics' performance. The company now estimates the impact of weather to first quarter adjusted earnings per diluted share to be approximately $0.10.

Note on Non-GAAP Financial Measures
As used in this press release, for the purpose of earnings the term "adjusted" refers to the operating performance measures that exclude special items. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States.

About Quest Diagnostics
Quest Diagnostics is the world's leading provider of diagnostic information services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic information services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at QuestDiagnostics.com . Follow us at Facebook.com/QuestDiagnostics and Twitter.com/QuestDX.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in "Business," "Risk Factors," "Cautionary Factors that May Affect Future Results," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk" in the company's 2013 Annual Report on Form 10-K and other items throughout the Form 10-K and the company's 2014 Current Reports on Form 8-K.